UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
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K-TRON INTERNATIONAL, INC.
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The following is a communication that was transmitted to all representatives of K-Tron International, Inc. on January 11, 2010:

K-Tron International, Inc. Routes 55 & 553 PO Box 888 Pitman, NJ 08071-0888 Tel (856) 589-0500 Direct Dial (856) 256-3310 Fax (856) 582-7968 E-mail: ecloues@ktron.com www.ktroninternational.com

Edward B. Cloues, II Chairman and Chief Executive Officer
MEMORANDUM

DATE:	January 11, 2010

TO:	All K-Tron Representatives Worldwide

FROM:	Ed Cloues

RE:	K-Tron to Merge With Hillenbrand, Inc.

Today, K-Tron International is announcing a major event that I believe will have a long-term benefit for our K-Tron group of companies, our customers, our worldwide network of sales representatives and our employees.
With the unanimous approval of our Board of Directors and the enthusiastic support of our senior management team (myself, Kevin Bowen, Don Melchiorre, Lukas Guenthardt and Bob Wisniewski), we have entered into a merger agreement with Hillenbrand, Inc., a New York Stock Exchange-listed company based in Batesville, Indiana, which is North America’s leading burial casket manufacturer. A copy of our joint news release is attached. When we complete the merger with Hillenbrand, which we currently anticipate will be at the end of March, K-Tron International will cease to be a public company and will operate as a wholly-owned subsidiary of Hillenbrand. K-Tron’s headquarters will remain here in Pitman. Kevin Bowen will continue to be responsible for the Process Group, and Don Melchiorre for the Size Reduction Group.
How, then, will this merger benefit K-Tron and our customers, reps and employees? First, Hillenbrand is a very profitable company that generates a lot of cash that it cannot readily deploy in its core business. Its desire is to use this cash to grow our two K-Tron business lines more rapidly than we can do on our own. Second, Hillenbrand has significant resources and expertise in lean manufacturing, new business development, employee talent development, investor relations and other areas where we must spend a lot of money in the future if we are to continue to expand as we have in the past. We should be able to use these Hillenbrand resources to help us in these areas. And third, since we will be owned by a single corporate shareholder, we no longer need be concerned about another industrial company trying to take us over and perhaps splitting us apart. Instead, we can focus all of our attention and energy on growth and on continuing to build the leading, global material handling equipment company. With our combined capabilities, we should be able to do more and do it faster.
Although Hillenbrand and K-Tron operate in very different industries, it is clear to me that we have quite similar business cultures and characteristics:
•	Employees with a tradition of pride in what they do and how they do it

•	Effective management teams which produce consistent results

•	A strong customer focus and sense of accountability

•	Leading market positions in our industries

•	Solid financial results

•	Great names and reputations
For K-Tron Process Group and Size Reduction Group customers and sales reps, our business will be unaffected by the merger. You will be dealing with the same people you are involved with today, providing the same high quality equipment, parts and services that you expect from us. Plus you have the added assurance of a company with even greater financial resources and a long term commitment to serving your needs.
Most people can look back over the years and identify a time and an event when their lives changed significantly. This is such a time for K-Tron. Ten years from now, when we look back at this merger with Hillenbrand, I am confident that we will consider it to be one of the great, positive, defining moments in K-Tron’s history. It will also be a transformational event for Hillenbrand.
Please feel free to call or email Kevin, Don, or your regional sales manager or director of sales for your region with any questions or concerns which you may have. Please also understand that the companies you represent will be unaffected by the merger.
Finally, this must be a good omen. Ken Camp, the CEO of Hillenbrand, has lived in Indiana for many years. But, in one of those almost unbelievable coincidences, where did he grow up? The answer is Pitman, New Jersey, where his mother and other family members still live and where he often visits. Ken is an impressive leader, and we look forward to introducing him to many of you over the coming months.
K-Tron has had a remarkably successful past; with this merger, our future and that of our representatives will be even more promising.

Attachment: Press Release
* * * * *
Caution Regarding Forward Looking Statements:
This document includes one or more “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, are forward-looking statements. These forward looking statements address, among other things, activities, events or developments that we expect, believe or anticipate will or may occur in the future, including our statements relating to the anticipated effects of the proposed merger with Hillenbrand, Inc. (“Hillenbrand”) and its anticipated benefits if consummated. These forward-looking statements are subject to a number of risks that could cause actual results to differ materially from those contained in the forward-looking statements, including, without limitation, the occurrence of any event, change or other circumstance that could result in the termination of the merger agreement, the outcome of any legal proceedings that may be instituted against Hillenbrand, K-Tron International, Inc. (“K-Tron”) or others following announcement of the merger, the inability to satisfy the conditions to complete the merger (or to complete the merger on a timely basis), the risk that our shareholders may not approve the merger or that the regulatory approvals and any other required approvals in connection with the merger may not be obtained on the proposed terms or at the times anticipated, as well as the risk factors described Item 1A of our 2008 Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”).
Currently unknown or unanticipated risks, or risks that emerge in the future, could cause actual results to differ materially from those described in forward-looking statements, and it is not possible for us to predict all such risks, or the extent to which they may cause actual results to differ from those contained in any forward-looking statement. Except as required by law, we assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events, or otherwise.
Important Merger Information
This communication may be deemed to be solicitation in respect of the proposed acquisition of K-Tron by Hillenbrand. In connection with the proposed acquisition, K-Tron intends to file a proxy statement with the SEC, and K-Tron and Hillenbrand intend to file other relevant materials with the SEC. Before making any voting decision with respect to the proposed acquisition, shareholders of K-Tron are urged to read all relevant documents filed with the SEC when they become available, including K-Tron’s proxy statement, because they will contain important information about the proposed transaction. A definitive proxy statement will be sent to holders of K-Tron stock seeking their approval of the proposed transaction. This communication is not a solicitation of a proxy from any security holder of K-Tron.
Investors and security holders will be able to obtain the documents (when they are available) free of charge at the SEC’s web site, www.sec.gov. These documents (when they are available) can also be obtained by investors and shareholders free of charge from K-Tron upon written request to K-Tron International, Inc.; Attention: Investor Relations; Routes 55 and 553; P.O. Box 888; Pitman, N.J. 08071, or by calling 856-589-0500. You may also read and copy any reports, statements and other information filed by K-Tron or Hillenbrand with the SEC at the SEC public reference room at 100 F Street, N.E. Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.
K-Tron, Hillenbrand, and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from shareholders in respect of the proposed transaction. Information regarding the directors and executive officers of K-Tron is available in the 2008 Annual Report on Form 10-K, filed with the SEC on March 13, 2009, and the proxy statement for K-Tron’s 2009 annual meeting of shareholders, filed with the SEC on April 6, 2009. Information about Hillenbrand’s directors and executive officers may be found in its 2009 Annual Report on Form 10-K filed with the SEC on November 24, 2009, and definitive proxy statement relating to its 2010 Annual Meeting of Shareholders filed with the SEC on January 5, 2010. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

Any information concerning Hillenbrand contained in this document has been taken from, or is based upon, publicly available information. Although K-Tron does not have any information that would indicate that such information is inaccurate or incomplete, K-Tron does not take any responsibility for the accuracy or completeness of such information.

Hillenbrand to Acquire K-Tron International
•	Hillenbrand expands and diversifies its business portfolio for long-term revenue and earnings growth.

•	Batesville Casket and K-Tron will operate as separate business units.

•	The purchase price of $150 per share of K-Tron’s common stock represents a 32% premium over K-Tron’s closing price January 8, 2010.
Hillenbrand, Inc. (NYSE: HI) and K-Tron International, Inc. (Nasdaq: KTII) have signed a definitive merger agreement providing for Hillenbrand’s acquisition of K-Tron for $150 per share in cash. This price represents a 32.1 percent premium over the closing price of K-Tron’s stock on January 8, 2010, and a 38.6 percent premium over the 20-day average closing stock price. The boards of directors of both companies have unanimously approved the merger agreement. The directors and officers of K-Tron holding approximately 10 percent of K-Tron’s outstanding common stock in the aggregate have agreed to vote their shares in favor of the transaction. The transaction will have an aggregate purchase price of approximately $435 million. Adjusted for K-Tron debt and cash on hand at October 3, 2009, the estimated net purchase price of the deal is approximately $390 million. The final net purchase price will be calculated based upon the K-Tron balance sheet at the date of close.
Following the completion of the transaction, expected to occur at the end of March 2010, K-Tron will operate as a wholly owned subsidiary of Hillenbrand. Kevin C. Bowen, who will be president of K-Tron’s Process Group, and Donald W. Melchiorre, who will be president of K-Tron’s Size Reduction Group, will continue to manage their respective businesses and report directly to Kenneth A. Camp, Hillenbrand’s president and chief executive officer. Lukas Guenthardt, senior vice president of K-Tron corporate development, will also report to Camp. Robert E. Wisniewski, chief financial officer of K-Tron, will report to Cynthia L. Lucchese, Hillenbrand’s chief financial officer. Edward B. Cloues II, K-Tron’s chairman and chief executive officer, will be appointed to the Hillenbrand board when the merger is completed. K-Tron’s headquarters will remain in Pitman, New Jersey.
“We are delighted that K-Tron will be joining the Hillenbrand family of companies,” said Camp. “Although K-Tron’s products differ from ours, we are both manufacturing companies that share similar processes and core operational values. Like our Batesville Casket business, the K-Tron operating companies are leaders in their industries and have highly effective executive management teams. K-Tron has a strong track record of delivering superior financial performance and creating significant shareholder value.”
“Hillenbrand and Batesville Casket represent a long tradition of manufacturing and distribution excellence, and K-Tron’s board and management team are excited to combine our own high-performing people, products and services with Hillenbrand’s,” said Cloues. “We’re looking forward to taking advantage of Hillenbrand’s lean business strengths in planning, processes and talent development to help create even more opportunities for growth and financial success.”
Financing and Structure
Under the terms of the definitive merger agreement, a subsidiary of Hillenbrand will merge with and into K-Tron, with the shareholders of K-Tron receiving $150 per share in cash for their common stock. The closing of the merger is subject to customary terms and conditions, including shareholder approval and the expiration or termination of the waiting period required under the Hart-Scott-Rodino Antitrust Improvements Act.
Hillenbrand expects to use cash on hand and proceeds from debt financing to fund the acquisition. The transaction is expected to be accretive to Hillenbrand’s earnings per share in 2010, net of acquisition costs.

P&M Corporate Finance LLC is serving as financial advisor to Hillenbrand, and Goldman, Sachs & Co. is serving as financial advisor to K-Tron. Skadden, Arps, Slate, Meagher & Flom LLP and Baker & Daniels LLP are serving as legal advisors to Hillenbrand, and Morgan, Lewis & Bockius LLP is serving as legal advisor to K-Tron.
Conference Call and Webcast
Hillenbrand will sponsor a conference call and webcast for the investing public at 11 a.m. ET Monday, January 11, 2010. During the event, management will discuss the acquisition of K-Tron. The webcast will be available at http://ir.hillenbrandinc.com and will be archived on the company’s Web site through January 11, 2011, for those unable to listen to the live webcast.
Participants may listen to the conference call by dialing 1-877-741-4240 (1-719-325-4790 for international callers). A replay of the call will be available through midnight Tuesday, January 26, 2010, at 1-888-203-1112 (1-719-457-0820 for international callers). Please use the confirmation code 4622656.
Disclosure Regarding Forward-Looking Statements
Throughout this release, we make a number of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the anticipated effect of the acquisition on Hillenbrand’s future results and the expected timing of the closing of the transaction. As the words imply, forward-looking statements are statements about the future, as contrasted with historical information. Our forward-looking statements are based on assumptions and current expectations of future events that we believe are reasonable, but by their very nature they are subject to a wide range of risks. If our assumptions prove inaccurate or unknown risks and uncertainties materialize, actual results could vary materially from Hillenbrand’ and K-Tron’s expectations and projections. Words that could indicate we’re making forward-looking statements include the following:

intend	believe	plan	expect	may	goal
become	pursue	estimate	will	forecast	continue
targeted	encourage	promise	improve	progress	potential
This isn’t an exhaustive list, but is simply intended to give you an idea of how we try to identify forward-looking statements. The absence of any of these words, however, does not mean that the statement is not forward-looking.
Here’s the key point: Forward-looking statements are not guarantees of future performance, and our actual results could differ materially from those set forth in any forward-looking statements. Any number of factors — many of which are beyond our control — could cause actual results to differ materially from those described in the forward-looking statements. These factors include, but are not limited to: the occurrence of any event, change or other circumstance that could result in the termination of the merger agreement; the outcome of any legal proceedings that may be instituted against Hillenbrand, K-Tron and others following announcement of the merger; the inability to satisfy the conditions to complete the merger (or to complete the merger on a timely basis), including obtaining the required approval of K-Tron’s shareholders, consummating Hillenbrand’s financing, the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of any other regulatory approvals, if required; risks that the proposed transaction disrupts current operations or poses potential difficulties in employee retention or otherwise affects financial or operating results as a result of the merger; the ability to recognize the benefits of the merger, including potential synergies and cost savings or the failure of the combined company to achieve its plans and objectives generally; the increased leverage as a result of the transaction; legislative, regulatory and economic developments; and other factors described in filings by both companies with the SEC. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements include those detailed from time to time in Hillenbrand’s and K-Tron’s publicly filed documents, including their most recently filed annual reports on Form 10-K. Hillenbrand and K-Tron can give no assurance that any of the transactions related to the merger will be completed or that the conditions to the merger will be satisfied. Neither Hillenbrand nor K-Tron undertakes to update or revise (and neither assumes any obligation to update or revise) any forward-looking statements as a result of new information or future events or developments.
Additional Information About the Merger
This communication may be deemed to be a solicitation of proxies in respect of the proposed acquisition of K-Tron by Hillenbrand. In connection with the proposed acquisition, K-Tron will file a proxy statement with the SEC and intends to file other relevant materials with the SEC as well. Investors and security holders of K-Tron are urged to read the proxy statement and other relevant materials filed with the SEC when they become available because they will contain important information about the proposed acquisition and related matters. The final proxy statement will be mailed to K-Tron shareholders. Investors and shareholders may obtain a free copy of the proxy statement when it becomes available, and other documents filed by K-Tron with the SEC, at the SEC’s Web site,

www.sec.gov. These documents (when they are available) can also be obtained by investors and shareholders free of charge from K-Tron upon written request to K-Tron International, Inc.; Attention: Investor Relations; Routes 55 and 553; P.O. Box 888; Pitman, New Jersey 08071, or by calling 856-589-0500.
This communication is not a solicitation of a proxy from any security holder of K-Tron; however, Hillenbrand, K Tron and certain of their respective directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies from shareholders of K-Tron in connection with the proposed merger. Information about Hillenbrand’s directors and executive officers may be found in its 2009 Annual Report on Form 10-K filed with the SEC on November 24, 2009, and definitive proxy statement relating to its 2010 Annual Meeting of Shareholders filed with the SEC on January 5, 2010. Information about K-Tron’s directors and executive offers may be found in its 2008 Annual Report on Form 10-K filed with the SEC on March 13, 2009, and definitive proxy statement relating to its 2009 Annual Meeting of Shareholders filed with the SEC on April 6, 2009. Additional information regarding the interests of such potential participants in the solicitation of proxies in connection with the merger will be included in the proxy statement and the other relevant materials filed with the SEC when they become available.
About Hillenbrand, Inc.
Hillenbrand, Inc. (www.HillenbrandInc.com) is the holding company for Batesville Casket Company, a leader in the North American death care industry through the sale of funeral services products, including burial caskets, cremation caskets, containers and urns, selection room display fixturing, and other personalization and memorialization products.
About K-Tron International, Inc.
K-Tron (www.ktroninternational.com) is a recognized leader in the design, production, marketing and servicing of material handling equipment and systems. The company serves many different industrial markets through two separate business lines. The Process Group focuses primarily on feeding and pneumatic conveying equipment, doing business under two main brands: K-Tron Feeders and K-Tron Premier. The Size Reduction Group concentrates on size reduction equipment, conveying systems and screening equipment, operating under three brands: Pennsylvania Crusher, Gundlach and Jeffrey Rader.
HI-INC-F
CONTACTS
Investor Relations for Hillenbrand, Inc. Mark R. Lanning, Vice President of Investor Relations and Treasurer
Phone: 812-934-7256 E-mail: mrlanning@hillenbrand.com
Investor Relations for K-Tron International, Inc.
Robert E. Wisniewski, Senior Vice President, Chief Financial Officer and Treasurer
Phone: 856-589-0500
E-mail: rwisniewski@ktron.com
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